Exhibit 99.1

Rogers Corporation Reports Second Quarter 2019 Results

Delivers Record Quarterly Revenue; EPS at Top End of Guidance

CHANDLER, Ariz.--(BUSINESS WIRE)--July 31, 2019--Rogers Corporation (NYSE:ROG) today announced financial results for the 2019 second quarter.

The Company reported 2019 second quarter net sales of $242.9 million, a 1.3% increase compared to 2019 first quarter net sales of $239.8 million and a 13.1% increase compared to 2018 second quarter net sales of $214.7 million. Net sales for the 2019 second quarter were within the Company's previously announced guidance range of $240 to $250 million. Currency exchange rates unfavorably impacted the 2019 second quarter net sales by $0.5 million compared to 2019 first quarter net sales, and by $8.1 million compared to 2018 second quarter net sales.

Second quarter 2019 net income was $24.3 million compared to $28.4 million in the first quarter of 2019 and $17.3 million in the second quarter of 2018. Earnings for 2019 second quarter were $1.30 per diluted share compared to $1.52 per diluted share in the first quarter of 2019 and $0.93 per diluted share in the second quarter of 2018. Earnings per diluted share were at the high end of the Company's previously announced guidance range of $1.16 to $1.31. On an adjusted basis, earnings were $1.64 per diluted share for the 2019 second quarter compared to adjusted earnings of $1.85 per diluted share in the first quarter of 2019 and $1.19 per diluted share in the second quarter of 2018. Adjusted earnings exceeded the high end of the Company's previously announced guidance range of $1.47 to $1.62 per diluted share.

Adjusted EBITDA was $53.1 million, or 21.9% of net sales, for the second quarter of 2019 compared to $53.1 million, or 22.2% of net sales, reported in the first quarter of 2019 and $43.8 million, or 20.4% of net sales, reported in the second quarter of 2018.

Gross margin was 35.3% in the second quarter of 2019 compared to 35.6% in the first quarter of 2019 and 35.7% in the second quarter of 2018. Second quarter 2019 gross margin was within the Company's previously announced guidance range of 35% to 36%. Operating margin was 13.7% in the second quarter of 2019 compared to 13.7% in the first quarter of 2019 and 11.7% in the second quarter of 2018. Adjusted operating margin was 17.2% in the second quarter of 2019 compared to 17.1% in the first quarter of 2019 and 14.8% in the second quarter of 2018.

"We achieved record quarterly revenue and adjusted earnings above the top end of our guidance range in Q2, driven by 5G demand and continued strength in ADAS," stated Bruce D. Hoechner, Rogers’ President and CEO. "We are encouraged by our strong performance, however our cautious near-term outlook is due to uncertainties related to ongoing trade tensions, which could affect the current 5G demand ramp, and continued weakness in industrial and conventional automotive markets. The market outlook for Advanced Connectivity and Advanced Mobility applications remains very strong and we are focused on operational improvements that will allow us to fully capitalize on these significant market opportunities."

Business segment discussion

Advanced Connectivity Solutions (ACS)

Advanced Connectivity Solutions reported 2019 second quarter net sales of $92.5 million, a 15.0% increase compared to 2019 first quarter net sales of $80.5 million and a 21.1% increase compared to 2018 second quarter net sales of $76.4 million. The sequential increase in 2019 second quarter net sales was largely driven by demand for high frequency circuit materials used in 5G and 4G wireless infrastructure and continued strength in Advanced Driver Assistance Systems (ADAS). Second quarter 2019 net sales were favorably impacted by $0.1 million due to fluctuations in currency exchange rates compared to 2019 first quarter net sales, but were unfavorably impacted by $2.5 million compared to 2018 second quarter net sales.

Elastomeric Material Solutions (EMS)
Elastomeric Material Solutions reported 2019 second quarter net sales of $93.9 million, a 1.2% increase compared to 2019 first quarter net sales of $92.8 million and an 18.5% increase compared to 2018 second quarter net sales of $79.2 million. The sequential increase in 2019 second quarter net sales was due to strong demand in portable electronics, EV/HEV batteries and mass transit. Fluctuations in currency exchange rates unfavorably impacted net sales by $0.2 million in the 2019 second quarter compared to 2019 first quarter net sales, and by $2.2 million compared to 2018 second quarter net sales.

Power Electronics Solutions (PES)
Power Electronics Solutions reported 2019 second quarter net sales of $51.7 million, a 13.6% decrease compared to 2019 first quarter net sales of $59.8 million and a 3.7% decrease compared to 2018 second quarter net sales of $53.6 million. The 2019 second quarter sequential decrease was primarily due to weaker demand for power semiconductor substrates in industrial and vehicle electrification applications, partially offset by stronger rail and renewable energy demand. Second quarter 2019 net sales were unfavorably impacted by $0.4 million due to fluctuations in currency exchange rates compared to 2019 first quarter net sales and by $3.2 million compared to 2018 second quarter net sales.

Other
Other reported 2019 second quarter net sales of $4.8 million, a 29.4% decrease compared to 2019 first quarter net sales of $6.8 million and a 12.3% decrease compared to 2018 second quarter net sales of $5.4 million. The sequential decrease in 2019 second quarter net sales was due to a last-time buy in the Durel business in the prior quarter.

Balance sheet and other highlights

Cash position
Rogers ended the second quarter of 2019 with cash and cash equivalents of $173.1 million, an increase of $5.4 million from $167.7 million at December 31, 2018. The increase in cash resulted primarily from net cash provided by operating activities of $67.5 million, partially offset by capital expenditures of $24.0 million and repayment of debt principle of $33.0 million.

Effective tax rate
Rogers' effective tax rate was 22.9% for the second quarter of 2019, compared to 14.2% for the first quarter of 2019. The second quarter effective tax rate was higher due primarily to certain discrete tax benefits realized in the first quarter. The Company expects the effective tax rate for the second half of 2019 to be 24% to 25%.

Financial outlook
Rogers guides its 2019 third quarter net sales to a range of $225 to $235 million and gross margin to a range of 35% to 36%. Rogers guides its 2019 third quarter earnings to a range of $1.05 to $1.20 per diluted share and adjusted earnings to a range of $1.30 to $1.45 per diluted share.

For the full year 2019, Rogers expects capital expenditures to be in a range of $50 to $60 million.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable the company’s growth drivers-- advanced connectivity and advanced mobility applications, as well as other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, e-Mobility and renewable energy; Elastomeric Material Solutions for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Advanced Connectivity Solutions for wireless infrastructure, automotive safety and radar systems. Headquartered in Arizona (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide.

Safe Harbor Statement
This release contains forward-looking statements, which concern our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks and uncertainties that could cause such results to differ include: failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the ongoing trade policy dispute between the United States and China, as well as adverse changes in trade policy, tariff regulation or other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd.; fluctuations in foreign currency exchange rates; the results of our research and development efforts; adverse competitive developments, including the extent to which our products are incorporated into end-user products and systems and the extent to which those products and systems achieve commercial success; business development transactions and related integration considerations, including failure to realize, or delays in the realization of anticipated benefits of such transactions; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; inability to obtain raw materials, including commodities, from single or limited source suppliers in a timely and cost effective manner; uncertainties with regard to the timing, expense and cash outlays associated with the termination and settlement of the Rogers Corporation Defined Benefit Pension Plan; and changes in laws and regulations applicable to our business. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Conference call and additional information

A conference call to discuss the 2019 second quarter results will take place today, Wednesday July 31, 2019 at 5pm ET.

A live webcast and slide presentation will be available under the investors section of www.rogerscorp.com/ir.

To participate, please dial:

1-800-574-8929	Toll-free in the United States
1-973-935-8524	Internationally
There is no passcode for the live teleconference.

If you are unable to attend, a conference call playback will be available from July 31, 2019 at approximately 8 pm ET through August 14, 2019 at 11:59 pm ET, by dialing 1-855-859-2056 from the United States, and 1-404-537-3406 from outside of the US, each with passcode 6238188.

Additionally, the archived webcast will be available on the Rogers website at approximately 8 pm ET August 1, 2019.

Additional information
Please contact the Company directly via email or visit the Rogers website.

Website address: http://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net sales	$242,852	$214,675	$482,650	$429,286
Cost of sales	157,024	138,003	311,428	276,007
Gross margin	85,828	76,672	171,222	153,279
Selling, general and administrative expenses	43,649	42,540	86,901	83,137
Research and development expenses	7,843	8,750	15,452	16,884
Restructuring and impairment charges	1,083	541	1,905	963
Other operating (income) expense, net	40	(383)	951	(3,974)
Operating income	33,213	25,224	66,013	56,269
Equity income in unconsolidated joint ventures	1,742	1,804	2,579	2,811
Other income (expense), net	(1,401)	(34)	3	32
Interest expense, net	(2,038)	(1,292)	(3,976)	(2,503)
Income before income tax expense	31,516	25,702	64,619	56,609

Income tax expense	7,223	8,373	11,927	13,144
Net income	$24,293	$17,329	$52,692	$43,465

Basic earnings per share	$1.31	$0.94	$2.84	$2.37

Diluted earnings per share	$1.30	$0.93	$2.82	$2.33

Shares used in computing:
Basic earnings per share	18,568	18,389	18,562	18,338
Diluted earnings per share	18,730	18,660	18,711	18,635

Condensed Consolidated Statements of Financial Position (Unaudited)

(IN THOUSANDS)	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$173,068	$167,738
Accounts receivable, less allowance for doubtful accounts of $1,215 and $1,354	156,924	144,623
Contract assets	25,573	22,728
Inventories	135,067	132,637
Prepaid income taxes	4,275	3,093
Asbestos-related insurance receivables, current portion	4,138	4,138
Other current assets	10,814	10,829
Total current assets	509,859	485,786
Property, plant and equipment, net of accumulated depreciation of $331,553 and $317,414	248,309	242,759
Investments in unconsolidated joint ventures	17,534	18,667
Deferred income taxes	11,080	8,236
Goodwill	263,804	264,885
Other intangible assets, net of amortization	167,985	177,008
Pension assets	19,918	19,273
Asbestos-related insurance receivables, non-current portion	60,247	59,685
Other long-term assets	8,617	3,045
Total assets	$1,307,353	$1,279,344
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$42,214	$40,321
Accrued employee benefits and compensation	31,798	30,491
Accrued income taxes payable	9,048	7,032
Asbestos-related liabilities, current portion	5,547	5,547
Other accrued liabilities	24,085	23,789
Total current liabilities	112,692	107,180
Borrowings under revolving credit facility	195,482	228,482
Pension and other postretirement benefits liabilities	1,739	1,739
Asbestos-related liabilities, non-current portion	65,226	64,799
Non-current income tax	8,554	8,418
Deferred income taxes	10,768	10,806
Other long-term liabilities	15,378	9,596
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,559 and 18,395 shares issued and outstanding	18,559	18,395
Additional paid-in capital	131,836	132,360
Retained earnings	829,075	776,403
Accumulated other comprehensive loss	(81,956)	(78,834)
Total shareholders' equity	897,514	848,324
Total liabilities and shareholders' equity	$1,307,353	$1,279,344

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition-related intangible assets and discrete items, such as restructuring, severance, impairments and other related costs, acquisition and related integration costs, change in foreign jurisdiction tax regulation on equity awards attributable to a prior period, asbestos litigation-related charges, transition services related to the asset acquisition, and gains or losses on asset dispositions (collectively, “Discrete Items”);

(2) Adjusted EBITDA, which the Company defines as net income excluding interest expense, income tax expense, depreciation and amortization, stock-based compensation expense and Discrete Items; and

(3) Adjusted operating margin, which the Company defines as operating margin excluding amortization of acquisition-related intangible assets and Discrete Items.

Management believes each of these measures is useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that adjusted earnings per diluted share, adjusted EBITDA and adjusted operating margin enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share for the second quarter*:

	2019	2019	2018
Earnings per diluted share	Q2	Q1	Q2
GAAP earnings per diluted share	$1.30	$1.52	$0.93

Restructuring, severance, impairment and other related costs	0.15	0.07	0.09
Acquisition and related integration costs	0.01	0.02	0.04
Change in foreign jurisdiction tax regulation on equity awards attributable to a prior period	—	0.02	—
Loss (gain) on sale of long-lived assets	—	0.01	(0.02)
Transition services, net	—	0.03	—
Total discrete items	$0.16	$0.15	$0.11

Earnings per diluted share adjusted for discrete items	$1.46	$1.67	$1.04

Acquisition intangible amortization	$0.18	$0.18	$0.15

Adjusted earnings per diluted share	$1.64	$1.85	$1.19

Reconciliation of GAAP net income to adjusted EBITDA for the second quarter*:

	2019	2019	2018
(amounts in millions)	Q2	Q1	Q2
Net income	$24.3	$28.4	$17.3

Interest expense, net	2.0	1.9	1.3
Income tax expense	7.2	4.7	8.4
Depreciation	7.7	8.5	7.1
Amortization	4.4	4.5	3.8
Stock-based compensation expense	3.7	2.5	3.1
Restructuring, severance, impairment and other related costs	3.7	1.9	2.2
Acquisition and related integration costs	0.3	0.5	0.9
Change in foreign jurisdiction tax regulation on equity awards attributable to a prior period	—	0.5	—
Asbestos-related charges	0.1	—	—
Transition services lease income	(0.3)	(0.6)	—
Loss (gain) on sale of long-lived assets	—	0.3	(0.4)
Adjusted EBITDA**	$53.1	$53.1	$43.8

*Values in table may not add due to rounding.
**Adjusted EBITDA for the second quarter of 2018 has been recast to reflect the add-back of stock-based compensation expense.

Reconciliation of GAAP operating margin to adjusted operating margin for the second quarter*:

	2019	2018
Operating margin	Q2	Q1	Q2
GAAP operating margin	13.7%	13.7%	11.7%

Restructuring, severance, impairment and other related costs	1.5%	0.8%	1.0%
Acquisition and related integration costs	0.1%	0.2%	0.4%
Change in foreign jurisdiction tax regulation on equity awards attributable to a prior period	—%	0.2%	—%
Loss (gain) on sale of long-lived assets	—%	0.1%	(0.2)%
Transition services, net	—%	0.3%	—%
Total discrete items	1.7%	1.6%	1.2%
Operating margin adjusted for discrete items	15.4%	15.3%	13.0%

Acquisition intangible amortization	1.8%	1.8%	1.8%

Adjusted operating margin	17.2%	17.1%	14.8%

*Percentages in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2019 second quarter:

Guidance Q2 2019
GAAP earnings per diluted share	$1.16 - $1.31

Discrete items	$0.13

Acquisition intangible amortization	$0.18

Adjusted earnings per diluted share	$1.47 - $1.62

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2019 third quarter:

Guidance Q3 2019
GAAP earnings per diluted share	$1.05- $1.20

Discrete items	$0.07

Acquisition intangible amortization	$0.18

Adjusted earnings per diluted share	$1.30 - $1.45

Contacts

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: investor.relations@rogerscorp.com